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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                          PLUM CREEK TIMBER COMPANY LP
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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February 4, 1999



Dear Fellow Employee:

In connection with the proposed conversion from a publicly traded Master Limited Partnership (MLP) into a publicly traded Real Estate Investment Trust (REIT), we began mailing the proxy statement/prospectus to our 65,000+ Unitholders last Friday.

Underlying Plum Creek's strategy and investments has always been the overarching goal to build value for Unitholders through profitable growth. Management and our Board of Directors believe that the REIT conversion is in the best long-term interests of the Company and its Unitholders and is recommending that Unitholders vote in favor of this transaction.

A REIT structure will enable the Company to more effectively pursue growth through strategic timber acquisitions by giving the Company greater access to institutional equity (institutions are generally not permitted to invest in MLPs). The transaction will be tax-free to current Plum Creek Unitholders, who will receive one share in the new REIT for each Unit of Plum Creek currently held. In addition, income from the REIT is reported on a Form 1099 rather than a Schedule K-1 that is required by the MLP. This simplifies tax filings for investors by eliminating the K-1. Also, the current distribution policy will not change in the new REIT form.

In the REIT, the General Partner's current incentive structure will be eliminated and the interests of the General Partner will be converted into a 27% ownership interest in the REIT. The elimination of the General Partner incentive structure not only lowers our overall cost of capital, it enhances our future cash flows which will, in turn, provide for increased value growth and aligns all shareholder interests.

Many of you are investors in Plum Creek and have already received your own proxy statement/prospectus in the mail. While we have tried to address the most frequently asked questions in the materials, you may still receive questions from other employees, customers, friends, family, and investors, or may even have questions of your own.

Accordingly, you may call or refer inquiries to Michelle Monfor, Director of Investor Relations, toll free at 1-800-858-5347 or collect. If she is not available, the other Officers and I will be taking calls as well.

Speaking on behalf of the Management and Board of Directors of Plum Creek, I urge you to vote

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"FOR" the conversion.

Management will be proactively calling many of our investors to reinforce the benefits of the conversion and to encourage their vote. Not voting counts as a "NO" vote. Therefore, it is imperative that the proxy cards be returned to our proxy solicitor, Georgeson & Company, Inc. within the 45-60 day solicitation period. A Special Meeting of Unitholders is currently scheduled for Monday, March 22, 1999 in Seattle.

Thank you for your support of this important matter.

Very truly yours,



Rick R. Holley
President and Chief Executive Officer


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Seattle, Washington
February 4, 1999



TO:               Officers, Directors, Managers

FROM:             Rick Holley

SUBJECT:          PROXY SOLICITATION
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Last Friday we began our initial mailing of the proxy statement and proxy cards to our 65,000+ Unitholders to ask them to approve our conversion from a publicly traded Master Limited Partnership into a publicly traded Real Estate Investment Trust (REIT).

You may receive questions from our employees, customers and even investors during the solicitation process, which will last 45 - 60 days. The Special Meeting of Unitholders is currently scheduled for Monday, March 22, 1999. After confirming receipt of the proxy/prospectus with individuals you are speaking with, I urge you to encourage anyone that is a Unitholder to first of all vote, and secondly to vote "FOR" the conversion. If you or they have any questions, please have them call Michelle Monfor, Director of Investor Relations or any of the Officers either collect or toll-free at 1-800-858-5347. Please note that in answering questions, we must be consistent with the disclosures in the proxy statement.

We will be proactively calling many of our investors during the solicitation period to encourage their vote in favor of the conversion and to return their proxies.

Thank you for your participation and efforts during this important process.